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APL VARIABLE ANNUITY ACCOUNT 1 (PASA)
Registration No. 33-57731

                         EXHIBIT INDEX

Exhibit           9.       Opinion of Counsel

Exhibit           10.      Consent of Independent Auditors

Exhibit           11.      Financial Statement Schedule

Exhibit           14.      Financial Data Schedule

Exhibit           15.1     Power of Attorney dated April 8, 1998